Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A1 of Ascent Solar Technologies Inc. of our report dated May 13, 2021, relating to our audits of the December 31, 2020 and 2019 consolidated financial statements of Ascent Solar Technologies Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts and Counsel" in such Registration Statement.

Haynie & Company

Salt Lake City, Utah

September 27, 2021